Exhibit 99.1

Hercules Prices an Additional $38.75 Million of 7.00% Senior Unsecured Notes Due 2019

Palo Alto, Calif.— July 2, 2012—Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (the “Company”) today announced the pricing of the public offering of an additional $38.75 million in aggregate principal amount of its 7.00% senior unsecured notes due 2019 (the “Notes”). The Notes constitute a further issuance of, rank equally in right of payment with, and form a single series with the $43.0 million in aggregate principal amount of the 7.00% senior unsecured notes due 2019 that the Company issued on April 17, 2012 (the “Existing Notes”).

The Existing Notes issued on April 17, 2012 currently trade on the New York Stock Exchange under the symbol “HTGZ” and it is anticipated that the additional $38.75 million in aggregate principal amount of the Notes will trade under the same symbol. The Notes will mature on April 30, 2019, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after April 30, 2015. The Notes will bear interest at a rate of 7.00% per year payable quarterly on January 30, April 30, July 30, and October 30, of each year, beginning July 30, 2012. The Company has also granted the underwriters a 30-day option to purchase up to an additional $5.813 million in aggregate principal amount of Notes to cover overallotments, if any.

The Company intends to invest the net proceeds of this public offering to fund investments in debt and equity securities in accordance with its investment objective and for other general corporate purposes.

Stifel, Nicolaus & Company, Incorporated, BB&T Capital Markets, Janney Montgomery Scott LLC and Sterne, Agee & Leach, Inc. are acting as joint book-running managers of this offering. Stephens Inc. and Wunderlich Securities, Inc. are acting as joint lead managers of this offering.

The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus, copies of which may be obtained from (1) Stifel, Nicolaus & Company, Incorporated, Attention: Equity Syndicate Department, One South Street, 15th Floor, Baltimore, MD 21202, by calling (443) 224-1988 or by email at SyndicateOps@stifel.com, (2) BB&T Capital Markets, a division of Scott & Stringfellow, LLC, 901 East Byrd Street—Suite 300, Richmond, VA 23219, or by email at prospectusrequests@bbandtcm.com, (3) Janney Montgomery Scott LLC, Attention: Debt Capital Markets, 1801 Market Street, Philadelphia, PA 19103, by calling (215) 665-6170 or by email at synorders@janney.com or (4) Sterne, Agee & Leach, Inc., 277 Park Avenue, 24th Floor, New York, NY 10172, by calling (212) 338-4708, sending a request via facsimile at (205) 414-6373 or by email at syndicate@sterneagee.com.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The prospectus supplement and prospectus contain this and other information about the Company and should be read carefully before investing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital (NYSE: HTGC), is a New York Stock Exchange-traded specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and select lower middle market technology companies at all stages of development.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:	Linda Wells
Market Street Partners
415-445-3236
linda@marketstreetpartners.com

OR

Hercules Technology Growth Capital, Inc.
Main, 650.289.3060 HT-HN
info@htgc.com
Sally Borg, 650.289.3066
sborg@htgc.com